UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2014
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DOVER CORPORATION
(Exact name of registrant as specified in its charter)
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State of Delaware	1-4018	53-0257888
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3005 Highland Parkway
Downers Grove, Illinois		60515
(Address of principal executive offices)		(Zip Code)
(630) 541-1540
(Registrant’s telephone number, including area code)

______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Information

On March 5, 2014, Dover Corporation (the "Company") announced that it has realigned its operating units into four business segments which will be organized around key end-markets. The four segments are as follows:

ENERGY
ENGINEERED SYSTEMS
FLUIDS
REFRIGERATION & FOOD EQUIPMENT

The realignment will be reflected in Dover's first quarter 2014 financial results.

In connection with the realignment of its operating units, the Company also announced the promotion of C. Anderson (Andy) Fincher and William (Bill) Johnson as the presidents and chief executive officers of the new business segments, Engineered Systems and Refrigeration and Food Equipment, respectively.

Attached hereto as Exhibit 99.2 and incorporated herein by reference is the Company's investor supplement to the press release dated March 5, 2014, reflecting the realignment. Annual unaudited financial information for the years 2011 to 2013 and quarterly unaudited financial information for the years 2012 and 2013 reflecting the Company's new reporting business segments are included in the investor supplement to the press release.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit 99.1 is furnished and 99.2 is filed as part of this report:

99.1 Dover Corporation Press Release dated March 5, 2014
99.2 Investor Supplement to Press Release dated March 5, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	March 5, 2014	DOVER CORPORATION
(Registrant)

		By:	/s/ Ivonne M. Cabrera
Ivonne M. Cabrera
Senior Vice President, General Counsel & Secretary

EXHIBIT INDEX

Number	Exhibit
99.1	Press Release of Dover Corporation dated March 5, 2014
99.2	Investor Supplement to Press Release dated March 5, 2014